Calculation of Filing Fee Tables
F-3
EUDA Health Holdings Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares	Other	940,657	$ 17.79	$ 16,734,288.03	0.0001381	$ 2,311.01
Fees to be Paid	2	Equity	Ordinary Shares issuable on exercise of Warrants	Other	7,306	$ 17.79	$ 129,973.74	0.0001381	$ 17.95
Fees to be Paid	3	Equity	Warrants	Other	292,250	$ 11.50	$ 3,360,875.00	0.0001381	$ 464.14
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 20,225,136.77		$ 2,793.10
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,793.10
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is also registering an indeterminate number of additional ordinary shares that may become issuable to prevent dilution from any stock splits, stock dividends or similar transactions that could affect the securities to be offered by the Selling Shareholders named in this Registration Statement, and the ordinary shares set forth in this table shall be adjusted to include such shares, as applicable. (2) Represents (i) 500,000 ordinary shares issued pursuant to certain Simple Agreement for Future Tokens between the Company and QB Limited, a Hong Kong company, dated April 24, 2026 (the "QB Agreement"); and (ii) 440,657 ordinary shares held by certain affiliates of the Company. (3) Based on the average of the high ($18.90) and low ($16.68) prices of the registrant's ordinary shares on the Nasdaq on May 21, 2026.

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is also registering an indeterminate number of additional ordinary shares that may become issuable to prevent dilution from any stock splits, stock dividends or similar transactions that could affect the securities to be offered by the Selling Shareholders named in this Registration Statement, and the ordinary shares set forth in this table shall be adjusted to include such shares, as applicable. (4) Represents up to 7,306 ordinary shares issuable upon the exercise of 292,250 Warrants.

[3]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is also registering an indeterminate number of additional ordinary shares that may become issuable to prevent dilution from any stock splits, stock dividends or similar transactions that could affect the securities to be offered by the Selling Shareholders named in this Registration Statement, and the ordinary shares set forth in this table shall be adjusted to include such shares, as applicable. (5) Based on the exercise price of Warrants which is $11.50.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date